UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2008
Pet DRx Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-51596	56-2517815
(State or other jurisdiction of	(Commission File	(I.R.S. Employer Identification No.)
incorporation)	Number)
215 Centerview Drive
Suite 360
Brentwood, Tennessee 37027
(Address of principal executive offices)
(615) 369-1914
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act.
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.02	Termination of a Material Definitive Agreement
On June 12, 2008, XLNT Veterinary Care, Inc. (“XLNT”), a wholly-owned subsidiary of Pet DRx Corporation, terminated the Credit Agreement between XLNT and Fifth Street Mezzanine Partners, II, L.P., dated June 29, 2007, as amended (“Credit Agreement”). The Credit Agreement provided for a $4,000,000 term loan, with interest payable monthly at a rate of 15% per annum, and the principal due in full on March 8, 2010. The Credit Agreement was secured by certain real estate owned by XLNT. XLNT paid off all outstanding principal, interest, and fees under the Credit Agreement, in a total amount of $3,700,442.73. No early termination payments were incurred as a result of this termination.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PET DRX CORPORATION
By:	/s/ Gregory J. Eisenhauer
	Name:	Gregory J. Eisenhauer
	Title:	Executive Vice President and Chief Financial Officer

Date: June 18, 2008